Exhibit 10.1
Execution Version

FIRST AMENDMENT, CONSENT AND WAIVER TO

AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT, CONSENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of April 22, 2016, is by and among Exterran Energy Solutions, L.P., a limited partnership formed under the laws of the state of Delaware (the “Borrower”), Exterran Corporation, a corporation formed under the laws of the state of Delaware (“Parent”), the Guarantors party hereto, the Lenders listed on the signature pages attached hereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, Parent, the Administrative Agent and the financial institutions from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to that certain Amended and Restated Credit Agreement, dated as of October 5, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);
B.    The Guarantors are parties to that certain Guaranty and Collateral Agreement, dated as of November 3, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”);
C.    The Borrower and Parent have informed the Lenders that, as a result of certain events more particularly described on the Disclosure Schedule attached hereto (the “Disclosure Schedule”), the Audit Committee of Parent’s Board of Directors (the “Audit Committee”) has concluded that (a) the previously issued audited consolidated financial statements and other financial information contained in Parent’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2015 (the “2015 Audited Report”) and the Company’s earnings releases and other financial communications for the Fiscal Year ended December 31, 2015 (collectively with the 2015 Audited Report, the “Prior 2015 Financial Information”) should no longer be relied upon and (b) there is a possibility that certain financial information related to the prior fiscal periods of EXH should no longer be relied upon (collectively with the Prior 2015 Financial Information, the “Prior Financial Information”);
D.    The Borrower and Parent have informed the Lenders that the Audit Committee is working to determine the adjustments required to be made to the Prior 2015 Financial Information and, if applicable, the other Prior Financial Information and, upon completion of such process, will restate or modify the Prior 2015 Financial Information and, if applicable, the other Prior Financial Information (collectively, the “Replacement Financial Information”);
E.    Pursuant to Sections 8.01(b) of the Credit Agreement, Parent timely delivered a Compliance Certificate to the Administrative Agent with respect to the Parent’s compliance with Sections 9.10(a), 9.10(b) and 9.10(c) of the Credit Agreement as of December 31, 2015 (the “Q4 2015 Compliance Certificate”);

F.    A Default or Event of Default may exist or arise under Section 10.01(c) of the Credit Agreement in respect of Section 8.01(b) of the Credit Agreement due to the fact that the information contained in the Q4 2015 Compliance Certificate was based on the Prior 2015 Financial Information, which should no longer be relied upon (the “Compliance Certificate Potential Default”);
G.    Pursuant to Section 8.02(a) of the Credit Agreement, Parent is required to keep its books of record and account and the books of record and account of its Consolidated Subsidiaries in accordance with GAAP;
H.    A Default or Event of Default may exist or arise under Section 10.01(d)(iii) of the Credit Agreement as a result of the potential failure by Parent to keep books of record and account in accordance with GAAP as required by Section 8.02(a) of the Credit Agreement in connection with the Prior Financial Information (the “Books of Record Potential Default”);
I.    Parent and the Borrower have made, or have been deemed to make, from time to time the representations and warranties set forth in Section 7.11 with respect to the accuracy of all or a portion of the Prior Financial Information as and when required by the Loan Documents (collectively, the “Specified Representation”), including pursuant to Section 6.03 in connection with the making of Loans by the Lenders on the occasion of any Borrowing and the issuance, amendment, renewal or extension of any Letter of Credit by the Issuing Bank (any date on which the Specified Representation is made or deemed made, a “Representation Date”);
J.    A Default or Event of Default may exist or arise under Section 10.01(c) of the Credit Agreement as a result of the potential for the Specified Representation to have been false or misleading in any material respect when made or deemed made on one or more Representation Dates (the “Representation Potential Defaults”, and together with the Compliance Certificate Potential Default and the Books of Record Potential Default, the “Specified Potential Defaults”);
K.    Additional related Defaults or Events of Default may exist or arise (i) under Section 10.01(c) of the Credit Agreement in the event that any representation or warranty made or deemed made as to the absence of a Default or Event of Default under the Loan Documents was false or misleading in any material respect on any Representation Date, in any such case solely as a result of the existence of the Specified Potential Defaults on such Representation Date; (ii) under Section 10.01(d)(i) of the Credit Agreement due to the failure to notify the Administrative Agent of any Specified Potential Default promptly after a Responsible Officer of Parent or the Borrower obtains actual knowledge thereof, as required by Section 8.01(e) of the Credit Agreement; and (iii) under Section 10.01(d) of the Credit Agreement due to the taking of any action conditioned upon the absence of a Default or Event of Default solely due to the presence of a Specified Potential Default at such time (collectively, the “Related Potential Defaults”);
L.    Section 8.01(a)(ii) of the Credit Agreement requires that Parent deliver to the Administrative Agent a copy of the quarterly report filed by Parent with the SEC pursuant to Section 13 or 15(d) of the Exchange Act for the Fiscal Quarter ended March 31, 2016 (the “Q1 2016 Quarterly Report”) within 30 days after the same is required to be filed with the SEC (but in any event within 60 days after the end of such Fiscal Quarter);
M.    Section 8.01(b) of the Credit Agreement requires that Parent cause to be delivered to the Administrative Agent a Compliance Certificate within ten Business Days of any delivery or deemed delivery of any quarterly report delivered by Parent pursuant to Section 8.01(a) of the Credit Agreement;
N.    The Borrower and Parent have requested that the Lenders consent to a one-time extension (the “Q1 2016 Quarterly Report Extension”) of the periods set forth in Sections 8.01(a) and 8.01(b) of the Credit Agreement for delivery of the Q1 2016 Quarterly Report and the related Compliance Certificate to the earlier of (i) within ten Business Days following the date Parent files its quarterly report with the SEC for the Fiscal Quarter ended March 31, 2016 and (ii) June 30, 2016;
O.    The Borrower and Parent have requested that the Lenders waive any and all Specified Potential Defaults and Related Potential Defaults and consent to the Q1 2016 Quarterly Report Extension; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement. Unless otherwise indicated, all references to Sections, Articles, Annexes and Schedules in this First Amendment refer to Sections, Articles, Annexes and Schedules of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“Account Control Agreement” shall mean, as to any deposit account, securities account or commodity account of any Loan Party held with a financial institution, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among such Loan Party owning such deposit account, securities account or commodity account, the Administrative Agent and the financial institution at which such deposit account, securities account or commodity account is located, which agreement establishes the Administrative Agent’s control (within the meaning of the UCC) with respect to such account.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Consolidated Cash Balance” means, as of any date, the aggregate amount of unrestricted cash and Cash Equivalents of the Group Members as of such date, excluding any cash or Cash Equivalents generated from international operations or otherwise obtained by any Foreign Subsidiary (other than (x) by way of capital contribution by Parent or any Domestic Subsidiary, (y) as proceeds of the purchase of Equity Interests of any Subsidiary of such Foreign Subsidiary by Parent or any Domestic Subsidiary or (z) as proceeds of any intercompany loan from Parent or any Domestic Subsidiary that, if transferred or otherwise distributed to the Borrower, would result in an adverse foreign exchange impact (other than ordinary course currency conversions) or an adverse tax impact, in each case to the Borrower or any other Group Member.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excluded Accounts” means (a) deposit accounts that are used solely for payroll funding and other employee wage and benefit payments, tax payments or trust purposes and (b) other deposit accounts, securities accounts or commodity accounts to the extent that the aggregate cash or Cash Equivalent balance of all such other deposit accounts, securities accounts or commodity accounts described in this clause (b) does not exceed $500,000.
“First Amendment” means that certain First Amendment, Consent and Waiver to Amended and Restated Credit Agreement dated as of April 22, 2016, by and among the Borrower, Parent, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means April 22, 2016.
“Required Financial Information” means, collectively, (a) the Financial Information Deliverables (as defined in the First Amendment) and (b) the Q1 2016 Quarterly Report (as defined in the First Amendment) and the related Compliance Certificate.

“U.S. Accounts” means, with respect to any Loan Party, such Loan Party’s primary operating accounts and other deposit accounts, securities accounts and commodity accounts, in each case located in the United States of America.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
2.2    Amendment and Restatement of Definition. Section 1.02 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety to read in full as follows:
“Loan Documents” means this Agreement, the First Amendment, the Notes, the Letter of Credit Agreements, the Commitment Increase Certificates, the Additional Revolving Lender Certificates, the Letters of Credit, the Fee Letters, the Security Instruments, any Term Loan Refinancing Intercreditor Agreement and each consent, waiver, subordination agreement, intercreditor agreement, Compliance Certificate, Borrowing Request, Letter of Credit Request or Interest Election Request executed by the Borrower pursuant to this Agreement.
2.3    Amendment to Definition of “Applicable Margin”.
(a)    Section 1.02 of the Credit Agreement is amended hereby by amending and restating the first sentence of the last paragraph of the definition “Applicable Margin” to read in full as follows:
“Notwithstanding the foregoing, for purposes of determining the Applicable Margin for the period commencing on the First Amendment Effective Date and ending on the earlier to occur of (x) the date the Required Financial Information is delivered to the Administrative Agent and (y) June 30, 2016, the Total Leverage Ratio will be deemed to be that which corresponds to Level VI.”
(b)    Section 1.02 of the Credit Agreement is hereby amended by inserting “after June 30, 2016” immediately following “for any period” in the last paragraph of the definition of “Applicable Margin”
2.4    Amendment to Definition of “Defaulting Lender”. Section 1.02 of the Credit Agreement is amended hereby by amending and restating clause (e) of the definition “Defaulting Lender” to read in full as follows:
“(e) (i) become the subject of a bankruptcy or insolvency proceeding, (ii) has had a receiver, conservator, administrator, trustee, custodian or similar Person appointed for it, (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, (iv) become subject of a Bail-in Action, or (v) has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, administrator, trustee, custodian or similar Person appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has become subject to a Bail-in Action; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or the exercise of control over such Lender or its parent company, by a Governmental Authority, as long as such ownership interest or exercise of control does not result in or provide such Lender or its parent company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or its parent company (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any such Agreements made by such Lender or its parent company.”
2.5    Amendment to Section 4.03. Section 4.03(e) of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:
Subject to Section 12.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
2.6    Amendment to Section 6.03. Section 6.03 of the Credit Agreement is hereby amended by adding new clause (d) thereto immediately after clause (c) thereof, which new Section 6.03(d) shall read in full as follows:
“(d)    In the case of any Borrowing of Loans, at the time of and immediately after giving effect to such Borrowing and the application of the proceeds thereof, the Consolidated Cash Balance shall not exceed an amount equal to the sum of (a) $30,000,000 plus (b) an amount of cash that the Group Members reasonably expect to use within the succeeding ten (10) Business Days for the payment of accounts payable incurred in the ordinary course of business, payroll expenses, tax or other regulatory expenses, or any payments required to be made pursuant to any Separation Document plus (c) the aggregate amount of cash then held by any Foreign Subsidiary that is expected to be distributed or otherwise transferred to the Borrower and used by the Borrower to repay Revolving Loans, in each case within the succeeding ten (10) Business Days.”
2.7    Amendments to Article VII. Article VII of the Credit Agreement is hereby amended by adding new Section 7.24 thereto immediately after Section 7.23 thereof, which new Section 7.24 shall read in full as follows:
“Section 7.24.    EEA Financial Institution. No Group Member is an EEA Financial Institution.”
2.8    Amendment to Article VIII of the Credit Agreement. Article VIII of the Credit Agreement is hereby amended by inserting new Section 8.08 thereof at the end of such article to read in full as follows:
“Section 8.08    Accounts. Each Loan Party shall:
(a) from and after the 45th day following the First Amendment Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion from time to time), cause all of its U.S. Accounts, other than Excluded Accounts to be subject to Account Control Agreements; and
(b) upon the request of the Administrative Agent, promptly provide a schedule of the U.S. Accounts of the Loan Parties together with such other information in respect of such U.S. Accounts as the Administrative Agent may reasonably request.”
2.9    Amendment to Article XII. Article XIV of the Credit Agreement is hereby amended by adding new Section 12.20 thereto immediately after Section 12.19 thereof, which new Section 12.20 shall read in full as follows:
“Section 12.20.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
Section 3.    Waiver of Specified Potential Defaults and Related Potential Defaults. Subject to the occurrence of the First Amendment Effective Date (as defined below), the Majority Lenders hereby waive, solely in respect of the matters expressly described in the Disclosure Schedule, (x) any and all Specified Potential Defaults and Related Potential Defaults to the extent now existing or hereafter arising and (y) any requirement that Parent or the Borrower make any representations and warranties after the date hereof as to any Prior Financial Information; provided that the waiver and agreements set forth in this section 3 shall terminate on June 30, 2016 unless on or prior to such date, Parent shall have delivered to the Administrative Agent the following (collectively, the “Financial Information Deliverables”):

(a)    the Replacement Financial Information in respect of the 2015 Audited Report; provided that delivery of such Replacement Financial Information shall be deemed to be made by Parent if Parent shall have made available a restated or modified copy of the 2015 Audited Report on “EDGAR” (or any successor thereto) and/or on its home page on the worldwide web by such date; and
(b)    a replacement Compliance Certificate delivered for the Fiscal Year ended December 31, 2015 that demonstrates that Parent was in compliance with each of the covenants set forth in Sections 9.10(a), 9.10(b) and 9.10(c) of the Credit Agreement as of such date and certifies that as of such date there were no Defaults that had occurred and were continuing (other than the Specified Potential Defaults and Related Potential Defaults).
Section 4.    Consent.
4.1    Subject to the occurrence of the First Amendment Effective Date, the Majority Lenders hereby consent to the Q1 2016 Quarterly Report Extension for delivery of the Q1 2016 Quarterly Report and the related Compliance Certificate, and no Default or Event of Default shall arise under the Loan Documents with respect to such delayed delivery so long as the Q1 2016 Quarterly Report and Compliance Certificate are delivered on or prior to the earlier of (i) ten Business Days following the date Parent files its quarterly report with the SEC for the Fiscal Quarter ended March 31, 2016 and (ii) June 30, 2016, in each case in conformity with the terms of Section 8.01 of the Credit Agreement. The failure to deliver the Q1 2016 Quarterly Report and the related Compliance Certificate in conformity with the terms of Section 8.01 of the Credit Agreement as required by this Section 4.1 shall constitute an immediate Event of Default under the Credit Agreement.
4.2    The consent set forth in this Section 4 is limited to the extent described herein and shall not be construed to be a consent to the modification of any other terms of the Credit Agreement or of the other Loan Documents, except as required to implement the consent set forth in this Section 4.
Section 5.    Covenants Regarding Financial Statements, etc. From and after the First Amendment Effective Date, each of Parent and the Borrower covenants and agrees that:
(a)    Parent shall deliver, or shall cause to be delivered, to the Administrative Agent, as soon as available, but in any event not later than May 31, 2016:
(1)     (A) the unaudited consolidated balance sheet of Parent and its Consolidated Subsidiaries for the Fiscal Quarter ended March 31, 2016 and the related unaudited consolidated statements of operations and of cash flows for such Fiscal Quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, in each case in accordance with GAAP, subject to normal year-end audit adjustments, the absence of footnotes and adjustments required to be made as a result of the matters described in the Disclosure Schedule (the “Disclosure Schedule Matters”), and (B) calculations of the financial covenants set forth in Section 9.10, in each case certified by a Responsible Officer as being prepared in good faith based on the financial information available to Parent at such time, but subject in all respects to adjustments required to be made as a result of the Disclosure Statement Matters; and
(2)     the unaudited consolidated balance sheet of Parent and its Consolidated Subsidiaries as of April 30, 2016 and the related unaudited consolidated statement of operations for the calendar month of April 2016, certified by a Responsible Officer as being prepared in good faith consistent with Parent’s internal monthly reporting processes, but subject in all respects to normal quarter-end adjustments and adjustments required to be made as a result of the Disclosure Statement Matters; and
(b)    Parent shall deliver, or shall cause to be delivered, to the Administrative Agent, as soon as available, but in any event not later than June 20, 2016 the unaudited consolidated balance sheet of Parent and its Consolidated Subsidiaries as of May 31, 2016 and the related unaudited consolidated statement of operations for the calendar month of May 2016, certified by a Responsible Officer as being prepared in good faith consistent with Parent’s internal monthly reporting processes, but subject in all respects to normal quarter-end adjustments and adjustments required to be made as a result of the Disclosure Statement Matters.
(c)    Within five (5) Business Days following the date of delivery of any financial information described in clause (a) hereof, Parent shall make its Financial Officers available for a conference call with the Lenders, and during such conference call, such Financial Officers shall provide an update on the matters described on the Disclosure Schedule.
(d)    The parties hereto hereby agree that, notwithstanding anything to the contrary contained in any Loan Document, neither Parent nor the Borrower nor any other Loan Party shall make any representation and warranty (including the representation and warranty contained in Section 7.11 of the Credit Agreement) with respect to any of the financial information described in this Section 5, except to the extent expressly set forth in any written certification required to be delivered to the Administrative Agent pursuant to this Section 5.
Section 6.    Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “First Amendment Effective Date”):
6.1    The Administrative Agent shall have received from the Majority Lenders, the Borrower, and each Guarantor counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.
6.2    The Administrative Agent shall have received a schedule in form and substance reasonably satisfactory to the Administrative Agent identifying the U.S. Accounts of the Loan Parties and indicating which of the U.S. Accounts is an Excluded Account.
6.3    The Borrower shall have paid to the Administrative Agent all other fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

6.4    No Default or Event of Default shall have occurred and be continuing as of the date hereof after giving effect to the terms of this First Amendment.
6.5    The Administrative Agent shall have received such other documents as the Administrative Agent (or its counsel) may reasonably request relating to the transactions contemplated by the First Amendment.
Section 7.    Miscellaneous.
7.1    Confirmation. The provisions of the Credit Agreement, except as specifically waived or consented to above, or as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment. The amendments contemplated hereby shall not limit or impair any Liens granted by the Borrower or any other Loan Party to secure the Secured Obligations, each of which are hereby ratified, affirmed and extended to secure the Secured Obligations as they may be extended pursuant hereto.
7.2    Representations and Warranties.
(a)    Ratification and Affirmation. The Borrower hereby: (i) acknowledges the terms of this First Amendment; (ii) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (iii) agrees that, from and after the First Amendment Effective Date, each reference to the Credit Agreement in the Security Instruments and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this First Amendment; and (iv) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment, including the waivers and consents contained herein: (A) all of the representations and warranties made by the Borrower contained in each Loan Document to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties are true and correct in all material respects as of such specified earlier date; provided that no representations and warranties are made herein as to any Prior Financial Information; and (B) other than any Default or Event of Default that with respect to the Specified Potential Defaults and Related Potential Defaults, no Default or Event of Default has occurred and is continuing.
(b)    Corporate Authority; Enforceability; No Conflicts. The Borrower hereby represents and warrants to the Lenders that (i) it has all necessary power and authority to execute, deliver and perform its obligations under this First Amendment; (ii) the execution, delivery and performance by the Borrower of this First Amendment has been duly authorized by all necessary action on its part; (iii) this First Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditor’s rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) the execution and delivery of this First Amendment by the Borrower and the performance of its obligations hereunder require no authorizations, approvals or consents of, or registrations or filings with, any Governmental Authority, except for those that have been obtained or made and are in effect; and (v) neither the execution and delivery of this First Amendment nor the transactions contemplated hereby will (A) contravene, or result in a breach of, the Organization Documents of the Borrower, (B) violate any Governmental Requirement applicable to or binding upon the Borrower or any of its Properties, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (C) violate or result in a default under any agreement or instrument to which the Borrower is a party (other than any agreement or instrument the contravention of which or breach of which could not reasonably be expected to be materially adverse to any Secured Party) or by which it is bound or to which its Properties are subject, except to the extent that any such violation or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(c)    Compliance with Financial Covenants. The Borrower hereby represents and warrants to Administrative Agent, the Issuing Banks and the Lenders that, notwithstanding the occurrence of the events set forth on the Disclosure Statement and any restatement or adjustments to the Prior Financial Information, to the best knowledge of any Financial Officer of the Borrower as of the date this representation and warranty is made, Parent is in compliance with the financial covenants contained in Section 9.10 as of the last day of the Testing Period ended December 31, 2015 and as of the last day of the Testing Period ended March 31, 2016.
7.3    No Waiver.    Neither the execution by the Administrative Agent or the Lenders of this First Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Default or Event of Default which may exist, which may have occurred prior to the date of the effectiveness of this First Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents, except to the extent expressly set forth in this First Amendment. Similarly, nothing contained in this First Amendment shall directly or indirectly in any way whatsoever: (a) except for the waivers set forth herein, impair, prejudice or otherwise adversely affect the Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default; (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents or any other contract or instrument.
7.4    Loan Document. This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
7.5    Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.6    Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission or electronic transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart hereof.
7.7    NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
7.8    GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
7.9    RELEASE. FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, EACH LOAN PARTY, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, FULLY AND WITHOUT RESERVE, HEREBY WAIVES, RELEASES, ACQUITS, AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH LENDER, THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ADVISORS, REPRESENTATIVES AND AFFILIATES (COLLECTIVELY THE “RELEASED PARTIES” AND INDIVIDUALLY A “RELEASED PARTY”) FROM ANY AND ALL ACTIONS, CLAIMS, CAUSES OF ACTION, JUDGMENTS, SUITS OR LIABILITIES OF ANY KIND AND NATURE WHATSOEVER, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, WHETHER NOW EXISTING OR HEREAFTER ASSERTED, WHETHER ABSOLUTE OR CONTINGENT, WHETHER DUE OR TO BECOME DUE, WHETHER DISPUTED OR UNDISPUTED, IN EACH CASE THAT ARE KNOWN TO SUCH LOAN PARTY AS OF THE DATE HEREOF (INCLUDING, WITHOUT LIMITATION, ANY CROSS-CLAIMS, OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY IN EACH CASE THAT ARE KNOWN TO SUCH LOAN PARTY AS OF THE DATE HEREOF) (COLLECTIVELY, THE “RELEASED CLAIMS”), FOR OR BECAUSE OF ANY MATTERS OR THINGS OCCURRING, EXISTING OR ACTIONS DONE, OMITTED TO BE DONE, OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES, IN EACH CASE, ON OR PRIOR TO THE DATE HEREOF BUT ONLY TO THE EXTENT DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO ANY OF THIS FIRST AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (COLLECTIVELY, THE “RELEASED MATTERS”). THE PROVISIONS OF THIS SECTION 7.9 SHALL SURVIVE THE TERMINATION OF THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

EXTERRAN ENERGY SOLUTIONS, L.P., a
Delaware limited partnership, as the Borrower

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Senior Vice President and Chief Financial Officer

EXTERRAN CORPORATION, a Delaware
corporation, as Parent

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent and
as a Lender

By:	/s/ T. Alan Smith
Name:	T. Alan Smith
Title:	Managing Director

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender and Issuing Bank

By:	/s/ Ting Lee
Name:	Ting Lee
Title:	Director

By:	/s/ David Gurghigian
Name:	David Gurghigian
Title:	Managing Director

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

BANK OF AMERICA, N.A., as a Lender and
Issuing Bank

By:	/s/ Tyler Ellis
Name:	Tyler Ellis
Title:	Senior Vice President

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

ROYAL BANK OF CANADA, as a Lender and
Issuing Bank

By:	/s/ Evans Swann, Jr.
Name:	Evans Swann, Jr.
Title:	Authorized Signatory

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

CITIBANK, N.A., as a Lender and Issuing Bank

By:	/s/ Ivan Davey
Name:	Ivan Davey
Title:	Vice President

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

THE BANK OF NOVA SCOTIA, as a Lender and
Issuing Bank

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Katsuyuki Kubo
Name:	Katsuyuki Kubo
Title:	Managing Director

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jerry Li
Name:	Jerry Li
Title:	Authorized Signatory

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

HSBC BANK USA, N.A, as a Lender

By:	/s/ Michael Bustios
Name:	Michael Bustios
Title:	Vice President, 20556

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

SANTANDER BANK, N.A., as a Lender

By:	/s/ David O'Driscoll
Name:	David O'Driscoll
Title:	Senior Vice President

By:	/s/ Jeffrey Freedman
Name:	Jeffrey Freedman
Title:	Vice President

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

TRUSTMARK NATIONAL BANK, as a Lender

By:	/s/ Jeff Deutsch
Name:	Jeff Deutsch
Title:	Senior Vice President

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Assistant Vice President

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

CATERPILLAR FINANCIAL SERVICES
CORPORATION, as a Lender

By:	/s/ Adam Brown
Name:	Adam Brown
Title:	Credit Manager

Signature Page to First Amendment – Exterran Energy Solutions, L.P.

REAFFIRMATION AND RATIFICATION: Each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party, including the Guaranty and Collateral Agreement, and agrees that each Loan Document to which it is a party, including the Guaranty and Collateral Agreement, remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties made by such Guarantor contained in each Loan Document to which such Guarantor is a party, including the Guaranty and Collateral Agreement, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) as though made on and as of the First Amendment Effective Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

ACKNOWLEDGED AND RATIFIED:	EXTERRAN CORPORATION

	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Senior Vice President and Chief Financial Officer

Reaffirmation and Ratification
First Amendment – Exterran Energy Solutions, L.P.

Disclosure Schedule

Parent is reviewing whether certain costs and expense estimates made in connection with certain projects undertaken by Belleli Energy S.r.l. and its Subsidiaries (collectively, the “Belleli Entities”) were either under-reported or reported during incorrect periods.  The Belleli Entities are Restricted Subsidiaries of Parent.

The Belleli Entities account for their projects using the cost-to-total cost percentage-of-completion method of accounting. If it is ultimately determined that the costs and expenses referred to above should have been recognized in prior periods, the percentage-of-completion estimate of revenue on such projects would need to be adjusted to lower amounts in such prior periods.

The amount and timing of such costs and expenses, and the related adjustments to revenue for prior periods, are under review and cannot yet be quantified.

Disclosure Schedule
First Amendment – Exterran Energy Solutions, L.P.